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                                                                  Exhibit 10.23

                              EMPLOYMENT AGREEMENT


       THIS AGREEMENT is made and entered into as of June 30, 1996, by and between RENAL CARE GROUP, INC., a Delaware corporation (the "Company"), and GARY BRUKARDT (hereinafter "Employee").



                                  WITNESSETH:

       WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and conditions contained herein; and

       WHEREAS, in serving as an employee of the Company, Employee has and will participate in the use and development of confidential proprietary information about the Company, its customers and suppliers, and the methods used by the Company and its employees in competition with other companies, as to which the Company desires to protect fully its rights; and

       WHEREAS, the Company wishes to enter into an agreement with Employee whereby Employee shall agree not to compete with the Company in any current or future business activity conducted or entered into by the Company and to hold certain information obtained by and through Employee's employment in confidence.

       NOW, THEREFORE, in consideration of the compensation payable to Employee by the Company pursuant to this Agreement, and the mutual promises, covenants, representations and warranties contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

       1. Employment.

          Effective on August 5, 1996, the Company hereby employs Employee, and Employee hereby agrees to accept employment with the Company, upon the terms and conditions hereinafter set forth.

       2. Term.

          This Agreement shall begin on July 22, 1996 (the "Effective
Date"), and shall continue for an initial period of thirty-six (36) months (the "Initial Period"), subject to earlier termination by employee or the Company as hereinafter provided. This Agreement shall renew automatically for additional terms of twelve (12) months each, subject to earlier termination as hereinafter provided, on the same terms and conditions (subject to mutually agreeable modifications, if any).

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       3. Compensation and Benefits.

          (a) Base Compensation: The Company shall pay Employee an annual salary of Two Hundred Twenty Thousand Dollars ($220,000), as may be adjusted as provided herein (the "Base Compensation"), payable according to the pay periods of the Company as may be in effect from time to time. Such payments shall be prorated for periods less than a full pay period. The Base Compensation shall be subject to withholding for federal, state and local payroll and all other taxes or withholdings applicable to Employee. Any increase of the Base Compensation shall be at the discretion of the Company, provided that any decreases to the then current Base Compensation shall require the consent of Employee.

          (b) Benefits: During the term of this Agreement, Employee shall also be entitled to participate in the insurance and other fringe benefits made available generally to similar employees of the Company, as such benefits may be determined from time to time by the Company, provided that Employee shall have at least four (4) weeks of paid vacation time. In addition, Employee shall be entitled to those other benefits described on the exhibit attached hereto and incorporated herein by reference.

          (c) Bonuses: In addition to the Base Compensation payable to Employee, pursuant to Section 3(a) above, Employee shall also be entitled to an annual incentive bonus as described in the exhibit attached hereto and incorporated herein by reference.

              (d) Expenses: The Company shall reimburse Employee for any and all expenses reasonably incurred by employee incident to the performance of the duties imposed upon Employee hereunder.

       4.  Duties, Extent of Services:

           Employee is engaged as Executive Vice President and Chief Operating Officer and shall perform such duties and responsibilities as are typically incident thereto, and shall perform in a faithful and competent manner such additional duties as may be reasonably assigned from time to time by the Company. Such duties shall be performed on a full-time basis for the Company at the Company's offices in Nashville, Tennessee. Employee may be required, from time to time, to perform his duties temporarily hereunder at such other place or places as the Company shall reasonably require, provided that such period does not exceed thirty (30) consecutive days without Employee's consent and that during any such period Employee is able to return to Nashville, Tennessee at the Company's expense for weekends.

       Employee shall devote all of Employee's business time, attention, knowledge, and skill solely to the business and interest of the Company, and the Company shall be entitled to all the benefits, profits, and other issues arising from, or incident to, all work, services, and advice of Employee.


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     5.  Termination.

         This Agreement may be terminated by the parties in the manners specified below:

         (a) Termination without Cause. Either the Company or the employee may terminate Employee's employment under this Agreement at any time for any reason upon thirty (30) day's prior written notice to the other party.

         (b)  Termination for Cause.

              The Company may terminate this Agreement on written notice at any time for "cause". For purposes of this Agreement, "cause" shall mean: (i) Employee is convicted of, pleads guilty to, or confesses to a felony or any crime involving any act of dishonesty, fraud, misappropriation, embezzlement or moral turpitude, in which event the Company may terminate this Agreement immediately, (ii) the gross misconduct or gross negligence by Employee in connection with the performance of Employee's duties hereunder, (iii) the engaging by Employee in any fraudulent, disloyal or unprofessional conduct which results in a material injury to the Company, its affiliates or any of its or their centers, monetarily or otherwise, (iv) Employee breaches any provision of Section 6 of this Agreement, or (v) the failure by Employee to otherwise substantially perform his duties with the Company (other than any such failure resulting from the disability of Employee under Section 5(c)(i)) or the breach of any provision of this Agreement other than Section 6. In the event of any termination for cause pursuant to the provisions of (ii), (iii), (iv) or (v) of this subsection, the Company shall give Employee written notice prior to such termination detailing the specific acts, actions, failures, or events upon which the forecast termination is based, and Employee shall have fifteen (15) days after such written notice to cease such actions or otherwise correct any such failure or breach. If Employee does not cease such action or otherwise correct such failure or breach within such fifteen day time period, or having once received such written notice and ceased such actions or corrected such failure or breach, Employee at any time thereafter again so acts, fails or breaches, the Company may terminate this Agreement immediately.

         (c)  Involuntary Termination.

              The employment of Employee hereunder shall be automatically terminated by the death or disability of Employee as outlined below.

              (i) Disability. The Company may terminate this Agreement at the time Employee shall have been Disabled for a continuous period of six (6) months during any continuous twelve month period. For purposes of this Paragraph 5(c)(i), the term "Disabled" shall mean Employee's inability to perform the essential functions of his duties, with or without reasonable accommodation. During Employee's six month period of Disability or such longer

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wait period as may be provided for in any policy of disability that may be maintained by the Company for the benefit of Employee, the Company agrees to continue to pay Employee's Base Compensation (less regular withholdings for payroll or other taxes and other required or proper items, and less any payments from all disability plans provided by the Company). In the event of a termination of Employee on account of Disability, however, the Company shall be obligated to pay only Employee's Base Compensation that has been earned through the effective date of termination (less regular withholdings for payroll or other taxes and other required or proper times, and less any payments from all disability plans provided by the Company).

        (ii) Death. In the event Employee shall die during the term of this Agreement, this Agreement shall terminate and Employee's estate shall receive the remainder of the Base Compensation set forth in Section 3(a) hereof accrued to the last day of the month in which death occurs.

    (d) Post-Termination Compensation. Except as provided in Section 5(c) above, upon termination of this Agreement, the Company shall be relieved of all of its obligations hereunder notwithstanding any period of time remaining under the initial or any renewal term, subject to the following:

        (i) Termination without Cause. In the event that the Company terminates Employee's employment hereunder without Cause under Section 5(a) above, then Employee shall, after the effective date of such termination, as Employee's sole and exclusive remedy, receive the Base Compensation (as then in effect) for a period of twelve (12) months after the termination date. If the Employee's employment is terminated by the Company without Cause, the Employee shall be under no duty to seek or accept other employment; but if he shall do so, any compensation he shall receive therefrom shall not diminish the Company's obligation to make payments required to the Employee hereunder. In the event that Employee terminates his or her employment under Section 5(a) above, the Company's obligation to pay Employee's Base Compensation shall terminate as of the date of termination.

        (ii) Termination for Cause. In the event that the Company terminates Employee's employment hereunder with Cause under Section 5(b) above, then Employee shall, after the effective date of such termination, as Employee's sole and exclusive remedy, receive the Base Compensation (as then in effect) for a period of one (1) month after the termination date.

        (iii) Termination following Change in Control. If within twelve (12) months following a Change in Control (as defined below), either (A) the Company terminates the employment of Employee hereunder without Cause under Section 5(a) above or (B) Employee resigns from a declined reassignment of a job that is not reasonably equivalent in responsibility or compensation that is not in the same geographic area, then, in lieu of any other compensation that may be specified herein, Employee shall continue to receive the Base Compensation (as then in effect) for a period of thirty-six (36) months from the date of termination payable in the same manner as it was being paid as of the date of termination, provided, however, that the salary payment provided for hereunder may at the option of the


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Company be paid in a single lump-sum payment, to be paid not later than thirty
(30) days after termination. In the event such obligation arises, no compensation received from other employment (or otherwise) shall reduce the obligation to make the payment(s) described in this paragraph.

       (e) Change in Control. "Change in Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K pursuant to Section 13 of 15(d) of the Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, a Change in Control shall also be deemed to have occurred at such time as:

              (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company; a subsidiary, or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or has become the "beneficial owner," as defined in rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or

              (ii) individuals who constitute the Board immediately prior to any meeting of stockholders (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of a least three-quarters (3/4 )of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

              (iii) upon approval by the Company's stockholders of a reorganization, merger, share exchange or consolidation, other than one with respect to which those persons who were the beneficial owners, immediately prior to such reorganization, merger, share exchange or consolidation, or outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or

              (iv) upon approval by the Company's stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.

       Notwithstanding the occurrence of any of the foregoing, the Board may determine, if it deems it to be in the best interest of the Company and consistent with a good faith interpretation of this Agreement, that an event otherwise constituting a Change in Control shall not be so considered. Such determination shall only be effective (A) if it is made by the Board prior to


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the occurrence of an event that otherwise would be or probably will lead to a
Change in Control or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control and 75% or more of such directors vote in favor of such determination, and (B) if it is made with respect to all executive officers of the Company. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purposes hereunder.

       6.     Nondisclosure, Confidentiality; Competition.

              (a) Employee agrees that, during the term of this Agreement and of Employee's employment by the Company, and for a period twelve (12) months after the termination of Employee's employment with the Company, Employee will not in any manner, directly or indirectly, by himself or in conjunction with any other person, (i) conduct any of the activities or perform any of the responsibilities or duties that Employee provided the Company during his employment by the Company for any business entity that is competitive with the business of the Company or its affiliates or (ii) establish or own any financial, beneficial or other interest in (other than an interest consisting of less than one percent (1%) of a class of publicly traded security), make any loan to or for the benefit of, or render any managerial, marketing or other business advice, to any entity that is then conducting activities that are competitive with those of the business of the Company or its affiliates, in either case within a geographic territory defined as the greater of (i) a seventy-five (75) mile radius of any renal dialysis center, unit or facility owned or operated by the Company or an affiliate of the Company (an "RCG Center"), or (ii) the geographic area, as narrowly construed as is practicable, from which the Company received patients at each of the RCG Centers. For purposes of this Section, the "business of the Company or its affiliates" shall mean owning or operating a renal dialysis center, unit or facility, and providing practice management services to nephrologists.

       (b) Employee further agrees that, for a period of three (3) years after the termination of Employee's employment with the Company, Employee will keep confidential and not directly divulge, or allow through a lack of reasonable care to be divulged to anyone, or use or otherwise appropriate for Employee's own benefit or for the benefit of others, any knowledge or information of a confidential nature with respect to the Company's and its affiliates' current business, the Company itself, or any of its affiliates, including all trade secrets, pricing information, marketing information or technical information (hereinafter referred to as the "Confidential Data"), except for (i) a disclosure that is required by law; or (ii) information that has been made generally available to the public by the act of one who has the right to disclose such information; or (iii) information that has become part of the public domain through no fault of the Employee; and (iv) was known to the Employee prior to June 1996. Employee hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of confidential information, and the enforcement by the Company of its rights and remedies


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pursuant hereto shall not be construed as a waiver of any other rights or available remedies which the Company may possess in law or equity. Employee acknowledges that the Company has taken reasonable and appropriate steps to ensure the confidentiality and non-disclosure of all such Confidential Data. For purposes of this Section the Company's and its affiliates' "current business" shall mean owning or opening a renal dialysis center, unit or facility.

       (c) Employee further agrees that, for a period of three (3) years after the termination of Employee's employment with the Company, Employee will not, for his own benefit or the benefit of others, solicit any person or entity that has or has had, or disrupt or attempt to disrupt, any relationship, contractual or otherwise, with the Company or an affiliate of the Company (including any patient, payor, physician, provider, managed care organization or supplier) at any time during Employee's employment with the Company, for the purpose of assisting, or creating such a relationship for, any business entity that is competitive with the Company or an affiliate of the Company. For purposes of this Section, a business entity is competitive with the Company or an affiliate of the Company if it provides or offers any renal dialysis service that is provided by the Company or an affiliate of the Company.

       (d) Employee further agrees that, for a period of three (3) years after the termination of Employee's employment with the Company, Employee shall not induce, nor attempt to induce, any employee of the Company, or any of its affiliates, to terminate such employee's association with the Company or any of its affiliates.

       (e) These post-employment covenants are considered by the parties hereto to be fair, reasonable and integral for the protection of the Company. The parties mutually agree that if a violation of any of these covenants occurs, such violation or any threatened violation will cause irreparable injury to the Company and the remedy at law for any such violation or threatened violation will be inadequate. The parties acknowledge that these covenants will survive, and remain in effect and enforceable after, termination of this Agreement.

       (f) Employee agrees to indemnify and hold harmless the Company from and against any and all claims, causes of action, damages and/or any other losses suffered or incurred by the Company as a result of any breach or purported breach by Employee of any agreement applicable to Employee which existed prior to the time of the entering into of this Agreement. Such obligations of Employee to indemnify and hold the Company harmless shall include any and all costs of defense of any such claim or threatened claim, including reasonable attorneys' fees.

       7.     Severability.

              The parties hereto hereby expressly agree and contract that it is not the intention of either party to violate any public policy, or any statutory or common law, and that if any paragraph, sentence, clause or combination of the same of this Agreement shall be in violation of the laws of any state where applicable, such paragraph, sentence, clause or the combination of


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the same shall be void in the jurisdictions where it is unlawful, and the remainder thereof shall remain binding on the parties hereto. It is the intention of the parties to make the covenants of this Agreement binding only to the extent that they may be lawfully done under existing applicable laws.
In the event that any part of any term or covenant of this Agreement is determined by a court of law or equity to be overly broad or otherwise unenforceable, the parties hereto agree that such court shall be empowered to substitute, and it is the intent of the parties hereto that such court substitute, a reasonably judicially enforceable term or limitation in the place of such unenforceable term or covenant, and that as so modified this Agreement shall be fully enforceable.

       8.     Entire Agreement; Modification.

              This Agreement constitutes the entire agreement between the parties and supersedes any and all prior understandings or agreements, and any changes or additions hereto must be in writing and signed by both parties.

       9.     Assignment.

              (a) The rights and benefits of Employee under this Agreement, other than accrued and unpaid amounts due under Section 3(a) hereof, are personal to Employee and shall not be assignable.

              (b) This Agreement may not be assigned by the Company except to an affiliate of the Company, provided that such affiliate assumes the Company's obligations under this Agreement; provided, further, that if the Company shall merge or effect a consolidation or share exchange with or into, or sell or otherwise transfer substantially all its assets to, another business entity, the Company may assign its rights hereunder to that business entity without the consent of the Employee provided that it causes such business entity to assume the Company's obligations under this Agreement.

       10.    Notice.

              The references to the notice periods of certain "days" contained in this Agreement shall mean calendar days. Any notice provided for in this Agreement shall be delivered to Employee at the most recent address of employee listed in the Company's then current employment records. Notice to the Company shall be delivered to the following address: c/o Renal Care Group, Inc., 2100 West End Avenue, Suite 800, Nashville, Tennessee 37203, Attention: President.

       11.    Waiver.

       The waiver by any party to this Agreement of a breach of any of the provisions contained herein shall not operate or be construed as a waiver of any subsequent breach.


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       12.    Disputes and Governing Law.

       The Company and employee agree that any dispute arising in connection with, or relating to, this Agreement or the termination of this Agreement, to the maximum extent allowed by applicable law, shall be subject to resolution through informal methods and, failing such efforts, through arbitration.
Either party may notify the other party of the existence of a dispute by written notice to the address indicated above in Section 10. The parties shall thereafter attempt in good faith to resolve their differences within thirty
(30) days after the receipt of such notice. If the dispute cannot be resolved within such 30-day period, then the parties will submit the dispute for mediation. If mediation efforts are not successful, then either party may file a written demand for arbitration with the other party. The arbitration shall proceed in accordance with the terms of the Federal Arbitration Act and the rules and procedures of the American Arbitration Association. A single arbitrator shall be appointed through the American Arbitration Association's procedures to resolve the dispute.

       The parties agree that in the event arbitration is necessary, the laws of the State of Tennessee and any applicable federal law shall apply. The place of the arbitration shall be Nashville, Tennessee.

       The award of the arbitrator shall be binding and conclusive upon the parties. Either party shall have the right to have the award made the judgment of a court of competent jurisdiction in the State of Tennessee.

       In the event of a dispute arising under this Agreement, the prevailing party shall be entitled to all reasonable attorney's fees incurred in connection with such dispute. The Company agrees, to the maximum extent permitted by law and the By-laws of the Company, to defend and indemnify the Employee against and to hold the Employee harmless from any and all claims, suits, losses, liabilities, and expenses (including disputes arising under this Agreement and including reasonable attorneys' fees and payment of reasonable expenses incurred in defending against such claim or suite as such expenses are incurred) asserted against the Employee for actions taken or omitted to be taken by the Employee in good faith and within the scope of his responsibilities as an officer or employee of the Company. If requested by the Employee, the Company shall advance to the Employee, promptly following the Company's receipt of any such request, any and all expenses for which indemnification is available hereunder.




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       IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the day and year first above written.

                            COMPANY:

                            RENAL CARE GROUP, INC.

                            By:  /s/ Sam A. Brooks
                               -----------------------------------------
                                 Sam A. Brooks
                                 President


                                                 [Corporate Seal]

                            EMPLOYEE:


                                /s/ Gary Brukardt                    (Seal)
                            -----------------------------------------
                                 Gary Brukardt

























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